As filed with the Securities and Exchange Commission on July 25, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

under

The Securities Act of 1933

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2723087
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Fifty South LaSalle Street

Chicago, Illinois 60603

(Address of principal executive offices, including zip code)

AMENDED AND RESTATED

NORTHERN TRUST CORPORATION

2002 STOCK PLAN

(Full title of the plan)

Kelly R. Welsh

Executive Vice President and General Counsel

Fifty South LaSalle Street

Chicago, Illinois 60603

(Name and address of agent for service)

(312) 630-6000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.66-2/3 par value per share (including associated Preferred Stock Purchase Rights)	18,000,000 shares	$64.00 (1)	$1,152,000,000 (1)	$35,366.40 (1)(2)

(1)	Computed on the basis of the average of the high and low sales prices of the Common Stock reported on The Nasdaq Stock Market on July 24, 2007 pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “1933 Act”) solely for the purpose of calculating the amount of the registration fee.
(2)	Pursuant to Rule 416 of the 1933 Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT TO

GENERAL INSTRUCTION E OF FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-86418) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 17, 2002 registering Common Stock issuable under the Plan is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 20, 2007.

NORTHERN TRUST CORPORATION
(Registrant)

By:	/s/ William A. Osborn
William A. Osborn
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William A. Osborn	Chairman of the Board, Chief	July 20, 2007
William A. Osborn	Executive Officer and Director

Steven L. Fradkin*	Executive Vice President and	July 20, 2007
Steven L. Fradkin	Chief Financial Officer

Aileen B. Blake*	Executive Vice President and	July 20, 2007
Aileen B. Blake	Controller (Chief Accounting Officer)

Linda Walker Bynoe*	Director	July 20, 2007
Linda Walker Bynoe

Nicholas D. Chabraja*	Director	July 20, 2007
Nicholas D. Chabraja

Susan Crown*	Director	July 20, 2007
Susan Crown

Dipak C. Jain*	Director	July 20, 2007
Dipak C. Jain

Arthur L. Kelly*	Director	July 20, 2007
Arthur L. Kelly

Robert C. McCormack *	Director	July 20, 2007
Robert C. McCormack

Edward J. Mooney *	Director	July 20, 2007
Edward J. Mooney

John W. Rowe*	Director	July 20, 2007
John W. Rowe

Harold B. Smith*	Director	July 20, 2007
Harold B. Smith

William D. Smithburg*	Director	July 20, 2007
William D. Smithburg

Enrique J. Sosa*	Director	July 20, 2007
Enrique J. Sosa

Charles A. Tribbett III*	Director	July 20, 2007
Charles A. Tribbett III

Frederick H. Waddell*	Director	July 20, 2007
Frederick H. Waddell

*By:	/s/ Kelly R. Welsh
Kelly R. Welsh
Attorney-in-Fact
(Pursuant to Powers of Attorney filed as Exhibits to this Registration Statement)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 18, 2006, File No. 0-5965)

4.2	By-laws, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 17, 2007, File No. 0-5965)

5	Opinion of Counsel

23.1	Consent of Counsel (Contained in its opinion filed as Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Powers of Attorney